NORTHEAST BANCORP AND SUBSIDIARIES
Exhibit 11.  Statement Regarding Computation of Per Share Earnings

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

                                      Three Months Ended     Three Months Ended
                                        March 31, 1998         March 31, 1997
                                     --------------------  --------------------
EQUIVALENT SHARES:
Weighted Average Shares Outstanding          2,232,162             2,158,395

Total Diluted Shares                         2,743,406             2,573,419

Net Income                           $         732,361     $         420,634
Less Preferred Stock Dividend                   35,000                35,000
                                     --------------------  --------------------
Income Available to Common
 Stockholders                        $         697,361     $         385,634
                                     ====================  ====================

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Basic Earnings Per Share             $             0.31    $             0.18
Diluted Earnings Per Share           $             0.27    $             0.16



                                       Nine Months Ended     Nine Months Ended
                                        March 31, 1998        March 31, 1997
                                     --------------------  --------------------
EQUIVALENT SHARES:

Weighted Average Shares Outstanding          2,224,194             2,138,682

Total Diluted Shares                         2,683,732             2,552,011

Net Income                           $       1,658,992     $       1,122,422
Less Preferred Stock Dividend                  104,998               104,998
                                     --------------------  --------------------
Income Available to Common
 Stockholders                        $       1,553,994     $       1,017,424
                                     ====================  ====================

Basic Earnings Per Share             $             0.70    $             0.48
Diluted Earnings Per Share           $             0.62    $             0.44



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